                               Pricing Agreement
                               -----------------

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
As Representatives of the several
Underwriters named in Schedule I hereto,

c/o  MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

                                April 24, 2002

Ladies and Gentlemen:

     Sempra Energy, a California corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Purchase Agreement, dated April 24, 2002 (the "Purchase Agreement") between the Company on the one hand and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of the Firm Designated Securities and the Optional Designated Securities the Underwriters may elect to purchase). Each of the provisions of the Purchase Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Purchase Agreement shall be deemed to be a representation and warranty as of the date of the Purchase Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Purchase Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Purchase Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Purchase Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in
Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

     The Company hereby grants to the Underwriters the right to purchase at their election up to the aggregate number of Optional Designated Securities set forth in Schedule II hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised in whole or in part from time to time and may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than ten or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Purchase Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                 Very truly yours,

                                 Sempra Energy

                                 By: /s/ Frank H. Ault
                                    ------------------------------
                                    Name: Frank H. Ault
                                    Title: Sr. Vice President and Controller

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
     Incorporated

By: /s/ Karl Newlin
   --------------------------------
     Authorized Signatory

Salomon Smith Barney Inc.

By: /s/ Arthur H. Tildesley
   ---------------------------------
   Name: Arthur H. Tildesley
   Title: Managing Director

                                  SCHEDULE I

                                                       Number of Firm
                                                    Designated Securities
Underwriter                                            to be Purchased
-------------------------------------------------- ----------------------
Merrill Lynch, Pierce, Fenner & Smith
Incorporated....................................           7,920,000
Salomon Smith Barney Inc........................           7,920,000
Goldman, Sachs & Co.............................           1,540,000
Morgan Stanley & Co. Incorporated...............           1,540,000
ABN AMRO Rothschild LLC.........................             308,000
A.G. Edwards & Sons, Inc........................             308,000
Banc One Capital Markets, Inc...................             308,000
Credit Lyonnais Securities (USA) Inc............             308,000
Jefferies & Company, Inc........................             308,000
J.P. Morgan Securities Inc......................             308,000
Mizuho International plc........................             308,000
The Royal Bank of Scotland plc..................             308,000
SG Cowen Securities Corporation.................             308,000
Tokyo-Mitsubishi International plc..............             308,000
                                                          ----------
     Total......................................          22,000,000
                                                          ==========

                                 Schedule I-1

                                  SCHEDULE II

Title of Designated Securities:

     Equity Units (Initially Consisting of Income Equity Units)

Aggregate Number of Firm Designated Securities:

     22,000,000 Equity Units (Initially Consisting of Income Equity Units) with a stated amount of $25.00 per Equity Unit

Aggregate Number of Optional Designated Securities that may be purchased by the
Underwriters:

     2,000,000 Equity Units (Initially Consisting of Income Equity Units)

Price to Public:

     $25.00 per Equity Unit, plus accrued interest and accumulated contract adjustment payments from April 30, 2002, if settlement occurs after that date

Purchase Price by Underwriters:

     $24.25 per Equity Unit

Commission Payable to the Underwriters:

     $0.75 per Equity Unit

Contract Adjustment Payments:

     2.90% of the Stated Amount

Contract Adjustment Payment Dates:

     February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2002

Title of the Notes:

     5.60% Notes due May 17, 2007 to be issued pursuant to the Base Indenture and Supplemental Indenture referenced below

Aggregate principal amount of Notes:

     $550,000,000 (or $600,000,000 if the over-allotment option is exercised in full by the Underwriters)

                               Schedule II-1

Aggregate principal amount of Notes included in each Income Equity Unit:

     $25.00

Note Interest Rate Reset Date:

     On or after May 17, 2005

Purchase Contract Agreement:

     Purchase Contract Agreement to be dated as of April 30, 2002 (the "Purchase Contract Agreement"), between the Company and U.S. Bank Trust National Association, as purchase contract agent (the "Purchase Contract Agent")

Purchase Contract Settlement Date:

     May 17, 2005

Settlement Rate:

     0.8190 to 0.9992 (pursuant to provisions of the Purchase Contract
     Agreement)

Pledge Agreement:

     Pledge Agreement to be dated as of April 30, 2002 (the "Pledge Agreement") among the Company, the Purchase Contract Agent and U.S. Bank Trust National Association, as collateral agent (the "Collateral Agent")

Remarketing Agreement:

     Remarketing Agreement (the "Remarketing Agreement"), to be entered into among the Company, the Purchase Contract Agent and one or more nationally recognized investment banking firms to be selected by the Company to act as remarketing agent (the "Remarketing Agent")

Form of Designated Securities:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

     Federal (same day) funds

Time of Delivery:

     10:00 a.m. (New York City time), April 30, 2002

                               Schedule II-2

Indenture:

     Indenture dated February 23, 2000 (the "Base Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee

     Supplemental Indenture dated April 30, 2002 (the "Supplemental Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee

     Collectively, the Base Indenture and the Supplemental Indenture are referred to as the "Indenture" in the Purchase Agreement

Maturity of Notes:

     May 17, 2007

Interest Rate:

     5.60% per year

Interest Payment Dates:

     February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2002

Redemption Provisions:

     The Notes are redeemable at the Company's option, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances set forth in the Supplemental Indenture

Closing location for delivery of Designated Securities:

     Latham & Watkins
     633 West Fifth Street
     Los Angeles, California 90071

Names and addresses of Representatives:

Merrill Lynch, Pierce, Fenner & Smith          Salomon Smith Barney Inc.
       Incorporated                            388 Greenwich Street
North Tower                                    New York, New York  10013
World Financial Center
New York, New York  10281-1209

Address for Notices, etc.:

Merrill Lynch, Pierce, Fenner & Smith          Salomon Smith Barney Inc.
       Incorporated                            388 Greenwich Street

                                 Schedule II-3
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North Tower                                    New York, New York  10013
World Financial Center                         Attention: Syndicate Operations
New York, New York  10281-1209
Attention: Syndicate Operations

                               Schedule II-4